CITIBANK (SOUTH DAKOTA), N.A.

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                        CHOICE CREDIT CARD MASTER TRUST I
                   For the Due Period Ending December 26, 1996

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This Certificate relates to the Distribution Date occurring on January 15, 1997 and the related Due Period.

A.  Information Regarding the Portfolio
    -----------------------------------

    1.  Portfolio Yield.........................................          8.47%

          Yield Component.......................................         14.13%

          Credit Loss Component.................................          5.66%

    2.  New Purchase Rate.......................................         10.81%

    3.  Total Payment Rate......................................          8.87%

    4.  Principal Payment Rate..................................          7.82%

    5.  Aggregate Amount of Principal Receivables in the Trust:

          Beginning of Due Period..............................$  4,054,228,026

          Average..............................................$  4,095,374,999

          Lump Sum Addition....................................$              0

          End of Due Period....................................$  4,159,595,364

    6. Delinquencies (Aggregate outstanding balances in the Accounts that were delinquent by the time periods listed below as of the close of business of the month preceding the Distribution Date, as a percentage of aggregate Receivables as of the last day of the Due Period):

            Current............................................$  3,742,469,159
               5-34 days delinquent............................$    269,559,351
              35-64 days delinquent............................$     74,349,835
              65-94 days delinquent............................$     42,054,404
             95-124 days delinquent............................$     29,524,763
            125-154 days delinquent............................$     23,210,867
            155-184 days delinquent............................$     18,325,199

            Current.............................................         89.12%
               5-34 days delinquent.............................          6.42%
              35-64 days delinquent.............................          1.77%
              65-94 days delinquent.............................          1.00%
             95-124 days delinquent.............................          0.70%
            125-154 days delinquent.............................          0.55%
            155-184 days delinquent.............................          0.44%


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                          CITIBANK (SOUTH DAKOTA), N.A.

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                   CHOICE CREDIT CARD MASTER TRUST I - GROUP 1
                   For the Due Period Ending December 26, 1996
================================================================================

                                             Current Due       Current Due
                                             Period on an      Period on a
                                             Actual Basis(1)   Standard Basis(1)
B. Information Regarding Group 1
   -----------------------------
   (Percentage Basis)

   1.  Portfolio Yield                               8.47%               8.47%
   2.  Weighted Average Certificate Rate             5.60%               5.60%
   3.  Weighted Average Investor Fee Rates
           Fixed Servicing Fee                       0.77%               0.77%
           Others                                    0.18%               0.18%
   4.  Surplus Finance Charge Collections            1.92%               1.92%
   5.  Required Surplus Finance Charge Amount        0.00%               0.00%
   6.  Aggregate Surplus Finance Charge Amount       1.92%               1.92%
        minus Required Surplus Finance Charge Amount

C. Information Regarding Group 1
   -----------------------------
   (Dollar Basis)

   1.  Total Investor Collections                 $   96,713,607 $    96,713,607
           Principal Collections                  $   86,164,024 $    86,164,024
           Finance Charge Collections             $   10,549,583 $    10,549,583
   2.  Investor Default Amount                    $    4,217,746 $     4,217,746
   3.  Investor Monthly Interest                  $    4,102,741 $     4,102,741
   4.  Investor Monthly Fees
           Fixed Servicing Fees                   $      564,524 $       564,524
           Others                                 $      134,948 $       134,948
   5.  Surplus Finance Charge Collections         $    1,529,624 $     1,529,624
   6.  Required Surplus Finance Charge Collections$            0 $             0
   7. Aggregate Surplus Finance Charge Amount $ 1,529,624 $ 1,529,624 minus Required Surplus Finance Charge Amount


  (1) Values for "Current Due Period on an Actual Basis" reflect, in the case of a first due period close of a series, activity from the series cut-off or close dates until the first due period end, or, as in the case of Investor Monthly Interest and certain fees, until the first distribution date. Values for "Current Due Period on a Standard Basis" reflect activity for the entire current period, as if all series had already been outstanding prior to the first day of such period.

       All percents are based on actual cash revenue or expense for the period, converted to an annualized percent using daycounts appropriate for the item, either 30/360, actual/360, or actual/actual. Depending on the item, cash expenses may accrue from November 26, 1996 to December 26, 1996, 31 days, or December 16, 1996 to January 14, 1997, 30 days (standard basis)

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                          CITIBANK (SOUTH DAKOTA), N.A.

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                Choice Credit Card Master Trust I, Series 1992-2
                   For the Due Period Ending December 26, 1996
================================================================================


     The undersigned, a duly authorized representative of Citibank (South Dakota), N.A., as Servicer ("Citibank (South Dakota)"), pursuant to the Pooling and Servicing Agreement dated as of December 15, 1992, (as amended and supplemented, the "Agreement"), as supplemented by the Series 1992-2 Supplement (as amended and supplemented, the "Series Supplement"), between Citibank (South Dakota), Seller and Servicer, and Norwest Bank Minnesota, National Association, Trustee, does hereby certify the information set forth below. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement, as applicable.

D.  Information Regarding Series 1992-2
    ------------------------------------

   1a.  Class A Invested Amount         ......................$    666,666,667

   1b.  Class B Invested Amount         ......................$    102,000,000

   2a.  Class A Monthly Interest .............................$      3,490,741

   2b.  Class B Monthly Interest .............................$        612,000

   3a.  Balance in the Class A Interest Funding Account.......$      9,827,778

   3b.  Balance in the Class B Interest Funding Account.......$      1,224,000

   4a.  Available Cash Collateral Amount......................$     77,140,000

   4b.  Percent of Class B Invested Amount         ............         75.63%

   5a.  Class A Investor Charge-offs..........................$              0

   5b.  Class B Investor Charge-offs..........................$              0

   6.   Required Amount.......................................$              0

   7.   Draw on Cash Collateral Account.......................$              0

   8a.  Class A Monthly Principal for the Distribution Date(2)$     55,555,556

   8b.  Class B Monthly Principal for the Distribution Date(2)$              0

   9a.  Balance in the Class A Principal Funding Account(2)...$    333,333,333

   9b.  Balance in the Class B Principal Funding Account(2)...$              0

        -------------------------------------------------------
        (2) Applicable during the Accumulation Period and any Early Amortization Period.

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                          CITIBANK (SOUTH DAKOTA), N.A.

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                Choice Credit Card Master Trust I, Series 1992-2
                   For the Due Period Ending December 26, 1996
================================================================================


E.  Information Regarding Charge-offs and Distributions to Certificateholders(3)
    -------------------------------------------------------------------------

    1a. The total amount of the distribution to Class A
        Certificateholders on the Payment Date....................$            0

    1b. The total amount of the distribution to Class B
        Certificateholders on the Payment Date....................$            0

    2a. The amount of the distribution set forth in item 1(a) above
        in respect of principal on the Class A Certificates.......$            0

    2b. The amount of the distribution set forth in item 1(b) above
        in respect of principal on the Class B Certificates.......$            0

    3a. The amount of the distribution set forth in item 1(a) above
        in respect of interest on the Class A Certificates........$            0

    3b. The amount of the distribution set forth in item 1(b) above
        in respect of interest on the Class B Certificates........$            0

    4a. The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A
        Invested Amount as of the end of the Record Date with
        respect to the Payment Date...............................$  333,333,333

    4b. The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B
        Invested Amount as of the end of the Record Date with
        respect to the Payment Date...............................$            0


        ----------------------------------------------------------
        (3) The following information, as applicable, is included only on Payment Date.

                          CITIBANK (SOUTH DAKOTA), N.A.

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                Choice Credit Card Master Trust I, Series 1992-2
                   For the Due Period Ending December 26, 1996
================================================================================

          The undersigned, a duly authorized representative of Citibank (South Dakota), N.A., as Servicer ("Citibank (South Dakota)"), pursuant to the Pooling and Servicing Agreement dated as of December 15, 1992, (as amended and supplemented, the "Agreement"), as supplemented by the Series 1992-2 Supplement (as amended and supplemented, the "Series Supplement"), between Citibank (South Dakota), N.A., Seller and Servicer, and Norwest Bank Minnesota, National Association, Trustee, does hereby certify as follows:

          1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or Series Supplement, as applicable.

          2. Citibank (South Dakota) is, as of the date hereof, the Servicer under the Agreement.

          3.      The undersigned is a Servicing Officer.

          4. This Certificate relates to the Distribution Date occurring on January 15, 1997.

          5. As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all its obligations under the Agreement through the Due Period preceeding such Distribution Date.

          6. As of the date hereof, to the best knowledge of the undersigned, no Amortization Event has been deemed to have occurred on or prior to such Distribution Date.

          7. As of the date hereof, to the best knowledge of the undersigned, no Lien has been placed on any of the Receivables other than pursuant to the Agreement.

                  IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 9th day of January 1997.


                                 CITIBANK (SOUTH DAKOTA), N.A.
                                    Servicer,


                                           By:/s/ Susan Sexton
                                              ------------------------
                                              Name: Susan Sexton
                                              Title: Vice President